EXHIBIT 5.1

August 28, 2003

Women First HealthCare, Inc.

12220 El Camino Real, Suite 400

San Diego, CA 92130

Re:	Form S-8 Registration Statement 1,000,000 Shares of Common Stock

Ladies and Gentlemen:

In connection with the registration by Women First HealthCare, Inc., a Delaware corporation (the “Company”), of 1,000,000 shares of common stock of the Company, par value $0.001 per share (the “Shares”), to be issued pursuant to the Amended and Restated 1998 Long-Term Incentive Plan, as amended (the “Plan”), under the Securities Act of 1933, as amended, on a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on August 28, 2003 (as amended from time to time, the “Registration Statement”), you have requested our opinion with respect to the matters set forth below.

In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

Subject to the foregoing, it is our opinion that as of the date hereof the Shares have been duly authorized, and, upon the issuance of and payment for the Shares in accordance with the terms set forth in the Plan, the Shares will be validly issued, fully paid and nonassessable.

August 28, 2003

We consent to your filing this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/    LATHAM & WATKINS LLP